As filed with the Securities and Exchange Commission on December 10, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Netezza Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3527320 (I.R.S. Employer Identification No.)

26 Forest Street, Marlborough, MA (Address of Principal Executive Offices)	01752 (Zip Code)
2007 Stock Incentive Plan
(Full title of the plan)
Patrick J. Scannell, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
26 Forest Street
Marlborough, MA 01752
(Name and Address of Agent For Service)
(508) 382-8200
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered(1)	share	price	registration fee
Common Stock, $0.001 par value per share	2,015,679 shares(2)	$5.06(3)	$10,199,335.74(3)	$400.83

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Represents shares of Common Stock automatically added to the shares authorized for issuance under the 2007 Stock Incentive Plan on February 1, 2008.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s Common Stock as reported on NYSE Arca on December 3, 2008.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering 2,015,679 additional shares of common stock, $0.001 par value per share (the “Common Stock”), of Netezza Corporation (the “Company”), the same class of stock for which Registration Statement No. 333-144715 was filed on Form S-8 on July 19, 2007 relating to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”).
PART I I
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     Except as otherwise provided below, the Company incorporates herein by reference the contents of Registration Statement No. 333-144715, filed by the Company with the Securities and Exchange Commission on July 19, 2007.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marlborough, Commonwealth of Massachusetts, on this 10th day of December, 2008.

NETEZZA CORPORATION
By:	/s/ Jitendra S. Saxena
Jitendra S. Saxena
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Netezza Corporation, hereby severally constitute and appoint Jitendra S. Saxena and Patrick J. Scannell, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Netezza Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jitendra S. Saxena Jitendra S. Saxena	Chief Executive Officer and Chairman (principal executive officer)	December 10, 2008

/s/ Patrick J. Scannell, Jr. Patrick J. Scannell, Jr.	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 10, 2008

/s/ James Baum James Baum	Director	December 10, 2008

/s/ Francis A. Dramis, Jr. Francis A. Dramis, Jr.	Director	December 10, 2008

Director
Robert J. Dunst, Jr.

Signature	Title	Date

Director
Paul J. Ferri

/s/ Peter Gyenes Peter Gyenes	Director	December 10, 2008

/s/ Charles F. Kane Charles F. Kane	Director	December 10, 2008

/s/ Edward J. Zander Edward J. Zander	Director	December 10, 2008

INDEX TO EXHIBITS

Number	Description

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	2007 Stock Incentive Plan, as amended, as filed with the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on May 5, 2008 and incorporated herein by reference.